For:           Immediate Release                                                                                     Contact:                      Larry Lentych
  July 30, 2009                                                                                                                                    Andrea Short
              574 235 2000

1ST SOURCE CORPORATION RAISES DIVIDEND
PROFITABLE 2ND QUARTER REPORTED

    South Bend, IN -- 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $6.28 million for the second quarter of 2009, compared to $7.25 million reported in the second quarter of 2008. For the first six months of 2009, net income for 1st Source Corporation was $12.53 million, compared to $16.60 million reported for the same period in 2008.

    Diluted net income per common share for the second quarter of 2009 amounted to $0.19 compared with $0.30 reported for the second quarter of 2008. Diluted net income per common share for the first two quarters of 2009 was $0.39 compared to $0.68 reported for the same period a year ago.  Diluted net income per common share was reduced by $0.07 for the second quarter of 2009 and $0.13 for the six months ending June 30, 2009, due to the preferred stock dividends and the accretion of the discount on the preferred stock issued to the U.S. Government under the TARP Program.  The preferred stock was issued in January 2009 and therefore did not impact the three or six month periods ending June 30, 2008.  Diluted net income per common share was reduced an additional $0.08 for the second quarter of 2009 due to increased FDIC insurance charges that have resulted from failures of large banking organizations and the inclusion of large investment banking organizations and other financial companies under FDIC coverage.

    At its July meeting, the Board of Directors increased the cash dividend to $0.15 per common share, up 7.14 percent over the dividend declared a year earlier. The cash dividend will be payable to shareholders of record on August 10, 2009 and paid on August 17, 2009.

    Christopher J. Murphy III, Chairman and Chief Executive Officer,  commented, “We are pleased with the trust our clients continue to place in us during these uncertain times which allowed us to grow our deposits 7.43 percent over the previous year. So far in 2009, we have produced $416 million in home mortgages for our clients in Indiana and Michigan and have refinanced $31 million in mortgage loans under the Home Affordable Refinance Program, with more in the pipeline for modification. Additionally, our capital ratios remain strong and our net interest margin is up slightly from the first quarter. Due to our financial performance and strong capital, we did not have to participate in the U.S. Treasury’s TARP

Program but did so to ensure that we could meet the needs of our customers in any future economic scenario. We believed it important to support the government’s program to reliquify the capital markets. Having done that, we are very disappointed in the high costs of the program, the negative changes in the program and the negative characterizations of those who participated even though many of us had nothing to do with causing the serious losses in the financial services industry or the present negative economy.”

    Continued Mr. Murphy, “Even with the growth, it was still a tough quarter. We, like a lot of our customers, are frustrated that we are all paying for the excesses of the investment banking industry and some of the larger commercial banks as well as some other overly aggressive financial institutions. Their actions have led to a melt down of our national economy and adversely affected jobs and businesses across the markets we serve. Needless to say, even though we have not participated in the subprime lending business nor the real estate development business, credit challenges increased in the region with our markets having some of the highest unemployment rates in the country. During the quarter, our loan portfolio shrank 1.88 percent. Net of recoveries, we charged off $9.72 million in problem loans, and provided $8.49 million for the loan and lease loss reserve, giving us a net charge off ratio of 1.23 percent and a quarter ending reserve to loans and leases ratio of 2.64 percent. These ratios compare very favorably to the majority of the banking industry. Finally, the impact of changes in FDIC insurance, brought on primarily by some major bank failures and the inclusion of troubled investment banking firms brought under FDIC protection, added new insurance costs of $3.38 million this quarter over a year ago, including the special assessment by the FDIC of $2.03 million.”

    “In these difficult times, we continue to look at our cost structure with an eye to making sure we are delivering on our commitment of exceptional customer service in an efficient and effective manner. During the quarter, we closed 3 banking centers that either overlapped with other locations or were underperforming. We have frozen salaries for officers for the year, and all expenditures are examined to insure they lead to long-term growth of the company. During the quarter, we rolled out e-student checking and savings accounts; e-statements for clients – hoping to save paper, trees and postage; and upgraded our ATM system. With all the challenges occurring in the quarter, we were able to reduce expenses yet remain focused on providing first-rate service and excellent products for our clients.” Mr. Murphy concluded.

    As of June 30, 2009, the 1st Source common equity-to-assets ratio was 10.22 percent compared to 9.82 percent a year ago and its tangible equity to assets ratio was 8.39 percent compared to 7.92 percent a year earlier.  Total assets at June 30, 2009, were $4.54 billion, up 1.49 percent over a year ago. Total loans and leases were $3.15 billion, down 4.81 percent from June 30, 2008.  Total deposits were $3.62 billion, up 7.43 percent from the comparable figures at June 30, 2008.

    The 1st Source reserve for loan and lease losses as of June 30, 2009, was 2.64 percent of total loans and leases compared to 2.16 percent at June 30, 2008.  Net charge-offs were $9.72 million in the second quarter 2009, compared with net charge-offs of only $0.22 million in the same quarter a year ago.  Year-to-date, net charge-offs of $12.92 million have been recorded in 2009, compared to net charge-offs of $0.94 million for the first half of 2008. The ratio of nonperforming assets to net loans and leases was 2.48 percent on June 30, 2009, compared to 2.09 percent on March 31, 2009 and 0.83 percent on June 30, 2008.

    The net interest margin was 3.11 percent for the second quarter of 2009 versus 3.38 percent for the same period in 2008. The net interest margin was 3.07 percent for the six months ending June 30, 2009, versus 3.35 percent for the same period in 2008. Tax-equivalent net interest income was $32.84 million for the second quarter of 2009, compared to $34.03 million for 2008’s second quarter. For the first six months of 2009, tax-equivalent net interest income was $64.48 million, compared to $67.25 million for the first six months of 2008.

     Noninterest income for the second quarter of 2009 was $22.71 million, up 11.48 percent from the same period in 2008. For the first six months, noninterest income was $43.25 million, up 4.49 percent from 2008.  Noninterest income increased in mortgage banking, equipment rental and investment securities and other investment (losses) gains for the second quarter and year-to-date 2009 as compared to the same periods in 2008.  Mortgage banking income increased as a result of recoveries on mortgage servicing rights impairment, equipment rental income was higher due to an increase in the operating lease portfolio and investment securities and other investment (losses) gains were improved due to a reduction in other than temporary impairments and partnership gains.

    Noninterest expense was $37.35 million for the second quarter of 2009, down 2.72 percent from the second quarter of 2008.  For the first six months, noninterest expense was $75.99 million, compared with $76.30 million for the same period in 2008.  The leading factors in the change were reduced salaries and benefits and professional fees offset by higher FDIC insurance costs.  Salaries and employees benefits were lower due to a reversal of post retirement benefit obligations and decreased executive incentive provisions.  Professional fees decreased as a result of lower system security consultant costs. FDIC insurance costs increased $3.38 million due largely to a special assessment imposed by the FDIC in the second quarter.

    1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 76 community banking centers in 17 counties, 23 specialty finance locations nationwide, 7 trust and wealth management locations, and 7 1st Source Insurance offices. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities it serves.

    In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.

    1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the Nasdaq Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src". Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may”  and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

    1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

1st SOURCE CORPORATION
2nd QUARTER 2009 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)
	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008
END OF PERIOD BALANCES
Assets			$4,544,369	$4,477,614
Loans and leases			3,154,416	3,313,642
Deposits			3,615,043	3,365,066
Reserve for loan and lease losses			83,124	71,698
Intangible assets			91,009	92,535
Common shareholders' equity			464,592	439,622
Total shareholders' equity			568,890	439,622

AVERAGE BALANCES
Assets	$4,525,757	$4,389,923	$4,531,013	$4,375,830
Earning assets	4,231,724	4,055,366	4,230,479	4,032,770
Investments	850,106	730,281	814,447	747,203
Loans and leases	3,179,034	3,253,147	3,211,858	3,215,371
Deposits	3,591,315	3,389,977	3,589,205	3,383,850
Interest bearing liabilities	3,461,696	3,485,877	3,485,730	3,480,720
Common shareholders' equity	467,732	445,509	466,305	442,629
Total shareholders' equity	571,830	445,509	557,747	442,629

INCOME STATEMENT DATA
Net interest income	$31,913	$33,124	$62,635	$65,421
Net interest income - FTE	32,841	34,034	64,482	67,250
Provision for loan and lease losses	8,487	4,493	16,272	6,032
Noninterest income	22,705	20,367	43,254	41,394
Noninterest expense	37,349	38,395	75,989	76,296
Net income	6,283	7,245	12,534	16,599
Net income available to common shareholders	4,587	7,245	9,525	16,599

PER SHARE DATA
Basic net income per common share	$0.19	$0.30	$0.39	$0.69
Diluted net income per common share	0.19	0.30	0.39	0.68
Common cash dividends declared	0.14	0.14	0.28	0.28
Book value per common share	19.21	18.23	19.21	18.23
Tangible book value per common share	15.45	14.40	15.45	14.40
Market value - High	21.98	22.62	23.92	22.62
Market value - Low	15.36	16.10	14.16	15.13
Basic weighted average common shares outstanding	24,185,415	24,105,746	24,167,905	24,101,010
Diluted weighted average common shares outstanding	24,226,542	24,374,273	24,208,966	24,372,225

KEY RATIOS
Return on average assets	0.56%	0.66%	0.56%	0.76%
Return on average common shareholders' equity	3.93	6.54	4.12	7.54
Average common shareholders' equity to average assets	10.33	10.15	10.29	10.12
End of period tangible common equity to tangible assets	8.39	7.92	8.39	7.92
Risk-based capital - Tier 1	15.62	11.49	15.62	11.49
Risk-based capital - Total	16.90	12.77	16.90	12.77
Net interest margin	3.11	3.38	3.07	3.35
Efficiency: expense to revenue	64.89	66.43	67.92	67.16
Net charge-offs to average loans and leases	1.23	0.03	0.81	0.06
Loan and lease loss reserve to loans and leases	2.64	2.16	2.64	2.16
Nonperforming assets to loans and leases	2.48	0.83	2.48	0.83

ASSET QUALITY
Loans and leases past due 90 days or more			$621	$929
Nonaccrual and restructured loans and leases			67,983	20,807
Other real estate			1,790	1,079
Former bank premises held for sale			3,095	4,181
Repossessions			6,960	1,091
Equipment owned under operating leases			269	57
Total nonperforming assets			80,718	28,144

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30, 2009	June 30, 2008
ASSETS
Cash and due from banks	$70,798	$126,208
Federal funds sold and
interest bearing deposits with other banks	29,545	29,116
Investment securities available-for-sale
(amortized cost of $874,562 and $710,264 at
June 30, 2009 and 2008, respectively)	883,047	712,436
Other investments	18,612	18,612
Trading account securities	104	150
Mortgages held for sale	136,505	35,883

Loans and leases, net of unearned discount:
Commercial and agricultural loans	593,914	669,867
Auto, light truck and environmental equipment	338,774	349,182
Medium and heavy duty truck	225,345	270,141
Aircraft financing	619,797	579,131
Construction equipment financing	345,928	398,888
Loans secured by real estate	910,728	908,364
Consumer loans	119,930	138,069
Total loans and leases	3,154,416	3,313,642
Reserve for loan and lease losses	(83,124)	(71,698)
Net loans and leases	3,071,292	3,241,944

Equipment owned under operating leases, net	87,094	82,517
Net premises and equipment	38,837	40,888
Goodwill and intangible assets	91,009	92,535
Accrued income and other assets	117,526	97,325

Total assets	$4,544,369	$4,477,614

LIABILITIES
Deposits:
Noninterest bearing	$434,729	$385,967
Interest bearing	3,180,314	2,979,099
Total deposits	3,615,043	3,365,066

Federal funds purchased and securities
sold under agreements to repurchase	146,529	228,853
Other short-term borrowings	27,464	257,141
Long-term debt and mandatorily redeemable securities	19,947	34,825
Subordinated notes	89,692	89,692
Accrued expenses and other liabilities	76,804	62,415
Total liabilities	3,975,479	4,037,992

SHAREHOLDERS' EQUITY
Preferred stock; no par value	104,298	-
Common stock; no par value	350,263	342,976
Retained earnings	140,355	127,328
Cost of common stock in treasury	(31,314)	(32,031)
Accumulated other comprehensive income	5,288	1,349
Total shareholders' equity	568,890	439,622

Total liabilities and shareholders' equity	$4,544,369	$4,477,614

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Interest income:
Loans and leases	$44,474	$50,348	$89,071	$103,611
Investment securities, taxable	4,207	5,945	8,243	12,392
Investment securities, tax-exempt	1,685	1,926	3,395	4,031
Other	264	360	597	669

Total interest income	50,630	58,579	101,306	120,703

Interest expense:
Deposits	16,596	21,649	34,202	46,769
Short-term borrowings	295	1,798	644	4,179
Subordinated notes	1,647	1,647	3,294	3,419
Long-term debt and mandatorily redeemable securities	179	361	531	915

Total interest expense	18,717	25,455	38,671	55,282

Net interest income	31,913	33,124	62,635	65,421
Provision for loan and lease losses	8,487	4,493	16,272	6,032

Net interest income after provision for loan and lease losses	23,426	28,631	46,363	59,389

Noninterest income:
Trust fees	3,887	4,954	7,691	9,216
Service charges on deposit accounts	5,219	5,764	9,965	10,872
Mortgage banking income	3,339	1,417	5,909	2,534
Insurance commissions	1,076	1,092	2,592	3,038
Equipment rental income	6,402	5,760	12,549	11,509
Other income	2,356	2,446	4,591	4,668
Investment securities and other investment gains (losses)	426	(1,066)	(43)	(443)

Total noninterest income	22,705	20,367	43,254	41,394

Noninterest expense:
Salaries and employee benefits	16,829	19,065	36,915	39,699
Net occupancy expense	2,273	2,481	4,874	4,957
Furniture and equipment expense	3,765	3,883	7,246	7,861
Depreciation - leased equipment	5,088	4,609	10,044	9,225
Professional fees	815	2,522	1,877	3,680
Supplies and communication	1,428	1,682	2,995	3,351
FDIC and other insurance	3,719	334	5,269	683
Other expense	3,432	3,819	6,769	6,840

Total noninterest expense	37,349	38,395	75,989	76,296

Income before income taxes	8,782	10,603	13,628	24,487
Income tax expense	2,499	3,358	1,094	7,888

Net income	6,283	7,245	12,534	16,599
Preferred stock dividends and discount accretion	(1,696)	-	(3,009)	-
Net income available to common shareholders	$4,587	$7,245	$9,525	$16,599

The Nasdaq Global Select Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com